                                                                    Exhibit 3(a)


                             CERTIFICATE OF ADOPTION

                                       OF

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

     Preston B. Heller, Jr., President, and William X. Haase, Secretary of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located at Cuyahoga County, Ohio, do hereby certify that a special meeting of the holders of the shares of said corporation entitling them to vote on the proposal to adopt Amended Articles of Incorporation as contained in the following resolution, was duly called for such purpose and held on the 17th day of April, 1970, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles of Incorporation to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution was adopted:

                                   RESOLUTION

         RESOLVED, that the following Amended Articles of Incorporation be, and the same hereby are, adopted to supersede the existing Articles of Incorporation as heretofore amended:

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                         PIONEER-STANDARD ELECTRONICS, INC.

         FIRST. The name of the corporation is Pioneer-Standard Electronics, Inc.

         SECOND. The place in the State of Ohio where the principal office of the corporation is to be located is the City of Cleveland, Cuyahoga County.

         THIRD. The purposes of the corporation are as follows:

         1. To manufacture, produce, process, purchase and sell as distributor, wholesaler, retailer, or otherwise, and to act as agent or broker in the buying, selling, leasing and otherwise dealing in electric, electronic, radio and television equipment, including without limitation of the foregoing, electrical and mechanical instruments, motors, parts, appliances, components and other similar devices and to do and perform all other acts as shall be necessary, incidental or otherwise related to the exercise of the foregoing purposes.

         2. To carry on any other lawful business as from time to time determined by the Board of Directors.

         3. To purchase, acquire, hold, mortgage, pledge, loan money upon, exchange, rent, sell and otherwise deal in personal property and real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein; in particular without limiting the generality of the foregoing, to acquire, hold, sell and otherwise deal in any part or all of the shares of stock, notes, bonds, debentures, or any other kind of security of any other corporation which is conducting a business similar to the business of this corporation or otherwise.

         4. To apply for, obtain, purchase, take licenses in respect of, or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge, or otherwise dispose of, any and all inventions, devices, processes, and any improvements and modifications thereof, and all Letters Patent of the United States or of any other country, state, territory or locality, and all rights connected therewith or pertaining thereto; any and all copyrights granted by the United States, or any other country, state, territory or locality, and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

         5. To acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, or other entity or individual, domestic or foreign, heretofore or hereafter engaged in any business similar to the business of the corporation, and to pay for the same in cash, or in shares or in obligations of the corporation, or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to conduct in the State of Ohio, or in any other state, territory, locality or country, the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

         6.       To have one or more offices or plants.

         7. To do any one or more of the acts or things expressed in this Article Third, either as principal or as agent, for or through the operation or control of any other persons, firm, association, corporation or body politic.

         8. In addition to the acts and things herein set forth, to do such other acts and things as are or may be permitted by the General Corporation Law of Ohio and any amendments which may be made thereto and such other acts and things as may be necessary, convenient or expedient to carry out and accomplish any or all of the foregoing purposes.

         The foregoing paragraphs of this Article Third shall be construed as expressing independent purposes and powers, which shall not, except as otherwise expressly provided, be limited by reference to or inference from the provisions of any other paragraph; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of said corporation and are in furtherance of and in addition to and not in limitation of the general powers conferred upon the corporation by the said General Corporation Law of Ohio.

     FOURTH. The authorized number of shares of the corporation is One Million (1,000,000), all of which shall be common shares without par value.

     FIFTH. The corporation, when authorized to do so by its Board of Directors, may purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders. Any such purchase may be made either in the open market or at private or public sale.

     SIXTH. The holders of shares shall have no pre-emptive rights to purchase or to have offered to them for purchase any shares of the corporation.

     SEVENTH. The Code of Regulations previously set forth in the Agreement of Consolidation contained in the Certificate of Consolidation filed in the office of the Secretary of the State of Ohio on February 4, 1963, has from time to time thereafter been amended by the shareholders in accordance with Section 1701.11 of the Ohio Revised Code. Such Code of Regulations as so amended is contained in the minutes of the proceedings of the shareholders of the corporation, and such regulations as so amended shall (until hereafter amended by the shareholders, or until new regulations are adopted by the shareholders) be the regulations for the government of the corporation, the conduct of its affairs and the management of its property.

     EIGHTH. These Amended Articles of Incorporation supersede the existing Articles of Incorporation as heretofore amended.



     IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William
X. Haase, Secretary, of Pioneer-Standard Electronics, Inc. acting for and on behalf of said corporation, have hereunto subscribe their names this 24th day of April, 1970.


                                             /s/ Preston B. Heller, Jr.
                                             ----------------------------------
                                                  President




                                              /s/ William X. Haase
                                              ----------------------------------
                                                  Secretary

                            CERTIFICATE OF ADOPTION

                                       OF

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.


     Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located in the County of Cuyahoga of the State of Ohio do hereby certify that an annual meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and notice thereof was duly given, and that said meeting was held on the 28th day of June, 1973, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution to amend the Amended Articles was adopted:


                                   RESOLUTION


     RESOLVED, that Article Fourth of the Amended Articles of Incorporation of this Corporation be and it hereby is amended so that it reads as follows:

         "FOURTH: The authorized number of shares of the Corporation is 2,000,000, all of which shall be common shares without par value."

     IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William
X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 17th day of May, 1974.


                                                 /s/ Preston B. Heller, Jr.
                                             -----------------------------------
                                                       President

                                                 /s/ William X. Haase
                                             -----------------------------------
                                                       Secretary

                            CERTIFICATE OF ADOPTION

                                       OF

                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

                                       OF

                       PIONEER-STANDARD ELECTRONICS, INC.

        Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, with its principal office located in the County of Cuyahoga of the State of Ohio do hereby certify that an annual meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and notice thereof was duly given, and that said meeting was held on the 28th day of June, 1979, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of shares entitled under the Articles to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution to amend the Amended Articles was adopted:

                                   RESOLUTION

        RESOLVED, that Article Fourth of the Amended Articles of Incorporation of this Corporation be and it hereby is amended so that it reads as follows:

              "FOURTH: The authorized number of shares of the Corporation is 5,000,000, all of which shall be common shares without par value."

        IN WITNESS WHEREOF, the said Preston B. Heller, Jr., President, and William X. Haase, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this l0th day of August, 1979.


                                               /s/ Preston B. Heller, Jr.
                                               ---------------------------------
                                                            President

                                               /s/ William X. Haase
                                               ---------------------------------
                                                            Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                      PIONEER-STANDARD ELECTRONICS, INC.


                                                              Charter No. 317430


     James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on June 28, 1984, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:


         "RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                  'FOURTH: The authorized number of shares of the corporation is Twenty Million (20,000,000) shares, all of which shall be Common Shares, without par value.'

         BE IT FURTHER RESOLVED, That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions."

     IN WITNESS WHEREOF, said James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 28th day of June, 1984.


                                              /s/ James L. Bayman
                                             -----------------------------------
                                             James L. Bayman, President


                                              /s/ John S. Zarka
                                             -----------------------------------
                                             John S. Zarka, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

         James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on June 27, 1985, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of adding a new Article SEVENTH to the Amended Articles of Incorporation of said corporation:

                  "RESOLVED, that a new Article SEVENTH be added to the Company's Amended Articles of Incorporation to read in its entirety as follows:

         'SEVENTH.

                  A. A Business Combination (as hereinafter defined) shall be authorized and approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the corporation entitled to vote generally in elections of Directors; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if:

                           1. The Board of Directors of the corporation by
                  affirmative vote, which shall include not less than a majority of the entire number of Continuing Directors (as hereinafter defined), (a) has approved in advance the acquisition of those outstanding shares of the corporation which caused the Interested Party (as hereinafter defined) to become an Interested Party or (b) has approved the Business Combination; or

                           2. The Business Combination is a merger or
                  consolidation and the cash or Fair Market Value of other consideration to be received per share by holders of the common shares of the corporation in said merger or consolidation is not less than an amount equal to the sum of:

                                    (a) the greatest of (i) the highest per
                           share price, including commissions, paid by the Interested Party for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the Interested Party of any such shares, or (ii) the highest sales price reported for shares of the same class or series traded on a national securities exchange or in the over-the-counter market during the two-year period preceding the first public announcement of the proposed business transaction; plus

                                    (b) interest on the per share price
                           calculated at the rate of ten percent (10%) per annum, compounded annually from the date the Interested Party first became an Interested Party until the business combination is consummated, less the per share amount of cash dividends payable to holders of record on record dates in the interim up to the amount of such interest.

                  For purposes of this clause (2), per share amounts will be adjusted for any stock dividend, stock split or similar transaction.

                  B. For purposes of this Article Seventh:

                  1. The term "Business Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (b) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) in which an Interested Party is involved, of any of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary having a Fair Market Value in excess of $2,000,000,
         (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposition or on behalf of any Interested Party, (e) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a Fair Market Value of $2,000,000 or more, or (f) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

                  2 The term "Interested Party" shall mean and include (a) any individual, corporation, partnership, trust or other person or entity which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 22, 1985) is or, with respect to a Business Combination, was within two years prior thereto a beneficial owner of shares aggregating ten percent (10%) or more of the aggregate voting power of any class of capital stock of the corporation entitled to vote generally in the election of Directors, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party, the number of shares deemed to be outstanding shall include shares which the Interested Party or any of its affiliates or associates has the right to acquire (whether immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options , or otherwise, but shall not include any other shares which may be issuable to any other Person.


                  3. The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.


                  4. "Fair Market Value" shall mean the fair market value of the property in question as determined by a majority of the Continuing Directors in good faith.


         C. The provisions of this Article Seventh shall be construed liberally to the end that the consideration paid to holders whose shares are acquired by an Interested Party in connection with a merger or consolidation shall not be less favorable than that paid to holders of such shares prior to such merger or consolidation. Nothing contained in this Article Seventh shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law.


         D. Notwithstanding any other provision of the Amended Articles of Incorporation or the Amended Code of Regulations of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, these Amended Articles of Incorporation or the Amended Code of Regulations of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article Seventh; provided, however, that this paragraph D shall not apply to, and the eighty percent (80%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by the Board of Directors of the corporation if the recommendation has been approved by at least two-thirds of the Continuing Directors.'

         BE IT FURTHER RESOLVED, that current Article SEVENTH of the Company's Amended Articles of Incorporation be redesignated as Article EIGHTH.

         BE IT FURTHER RESOLVED, that the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions."

         IN WITNESS WHEREOF, said James L. Bayman, President, and John S. Zarka, Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 27th day of June, 1985.

                                                  /s/ James L. Bayman
                                                  ------------------------------
                                                  James L. Bayman, President


                                                  /s/ John S. Zarka
                                                  ------------------------------
                                                  John S. Zarka, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

         James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 26, 1994, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

         RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                  "FOURTH: The authorized number of shares of the corporation is Forty Million (40,000,000) shares, all of which shall be Common Shares, without par value."

         IN WITNESS WHEREOF, said James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 28th day of July, 1994.



                                       /s/ James L. Bayman
                                       ------------------------------
                                       James L. Bayman, President


                                       /s/ John V. Goodger
                                       ----------------------------------------
                                       John V. Goodger, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                       PIONEER-STANDARD ELECTRONICS, INC.

                                                              Charter No. 317430

                James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 23, 1996, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

                RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                      "FOURTH: The authorized number of shares of the
                corporation is Eighty Million (80,000,000) shares, all of which shall be Common Shares, without par value."

                IN WITNESS WHEREOF, said James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 29th day of July, 1996.

                                        /s/ James L. Bayman
                                        ---------------------------------------
                                        James L. Bayman, President


                                        /s/ John V. Goodger
                                        ----------------------------------------
                                        John V. Goodger, Assistant Secretary